Certification under Rule 466
The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:
(1) That it previously had filed a registration statement on Form F-6 (Quhuo Limited, File No. 333-239528), as amended, which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 registration statement; and
(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

Deutsche Bank Trust Company Americas, solely in its capacity as Depositary

By:	/s/ Kelvyn Correa
	Name:	Kelvyn Correa
	Title:	Director

By:	/s/ Michael Tompkins
	Name:	Michael Tompkins
	Title:	Director